UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014 (May 13, 2014)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Items 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the date indicated below, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) acquired the following property. For purposes of this table, dollar amounts are stated in millions, except for per square foot amounts:

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remain- ing Lease Term in Years	Economic Occupancy (3)	Physical Occupancy

MidTowne Shopping Center -- Little Rock, AR	5/13/14	126,288	$41.45	6.51%	$2.20	$18.17	5 years	95.6%	95.6%

(1) We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income (“NOI”), existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition (excluding amounts payable under earnout agreements as of the date of acquisition). NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.
(2) Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases at the time of acquisition, including any tenant concessions, such as rent abatement or allowances, that may have been granted. Rental income for The Container Store, Pottery Barn and Williams Sonoma is based on tenant gross sales and is not included in annualized base rent.
(3) As used herein, economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased.

MidTowne Shopping Center. On May 13, 2014, we, through IREIT Little Rock MidTowne, L.L.C. and IREIT Little Rock MidTowne II, L.L.C. (the “MidTowne Subsidiaries”), each a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in a 126,288 square foot retail center known as MidTowne Shopping Center, located in Little Rock, Arkansas. The property is located across the street from the Park Avenue Shopping Center which we acquired on February 21, 2014. We purchased this property from IMI MRLR LLC and IMI MTLR II LLC, both unaffiliated third parties, for approximately $41.45 million in cash, plus closing costs. The seller had previously entered into a purchase agreement with IREIT Business Manager & Advisor, LLC, our Business Manager, which was assigned to us by our Business Manager on April 21, 2014. At closing we assigned the purchase agreement to the MidTowne Subsidiaries. We funded the purchase price at the closing with proceeds from our offering. We expect to pay our Business Manager an acquisition fee of approximately $621,750 based on the purchase price of approximately $41.45 million. We expect to fund the acquisition fee from offering proceeds. The capitalization rate for this property was approximately 6.51%.

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Among the items we considered in determining to acquire MidTowne Shopping Center included, but were not limited to, the following:

•	The property is located nearby the University of Arkansas Little Rock, the University of Arkansas for Medical Sciences, the St. Vincent Medical Center and numerous other medical facilities.
•	The property is 95.6% occupied.
•	We believe the property is well situated in Little Rock, Arkansas. Within a three mile radius of the property the current population is over 73,000, with an average household income of approximately $63,000 per year.
•	MidTowne Shopping Center is located at the corner of University Avenue and Markham Street, a major intersection in the area.
•	MidTowne Shopping Center is also located across the street from the Park Avenue Shopping Center which we acquired on February 21, 2014. We expect the close proximity of the two shopping centers will create cost synergies for our Property Managers.

As of the date of this supplement, MidTowne Shopping Center was 95.6% occupied and leased to 22 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 5 years. There is one tenant occupying greater than 10% of the total gross leasable area of the property.

The Container Store, a national specialty retail store, leases 23,565 square feet, or approximately 18.7% of the total gross leasable area of the property, and pays annual rent in an amount based on their gross sales. The Container Store’s lease expires in February 2019, and there are three 5-year renewal options, which may be exercised at the option of The Container Store as set forth in the lease. The other tenants leasing at least 10,000 square feet are Pottery Barn (11,000 square feet) and Ulta Salon, Cosmetics & Fragrance, Inc. (10,434 square feet).

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The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023, and the approximate rentable square feet represented by the applicable lease expirations, at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($) (1)	% of Total Annual Base Rental Income Represented by Expiring Leases (1)

2014	1	1,600	43,200	2.0%
2015	-	-	-	-
2016	7	21,487	616,223	28.5%
2017	5	21,353	594,472	38.2%
2018	1	6,968	245,274	24.6%
2019	3	41,065	-	-
2020	1	2,893	131,580	17.4%
2021	1	3,500	87,500	14.0%
2022	1	10,434	239,982	44.5%
2023	1	8,478	211,950	70.8%

(1) Total annual base rental income is not included for the 41,065 square feet leased to The Container Store, Pottery Barn and Williams Sonoma expiring in 2019 due to annual rent is based on tenant gross sales.

The table below sets forth certain historical information with respect to the occupancy rate at the property for each of the last five years, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Base Rent Per Square Foot
2013	95.6%	$24.26
2012	91.0%	$23.89
2011	83.3%	$24.15
2010	83.3%	$23.79
2009	83.3%	$23.55

We believe that the property is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are three competitive shopping centers located within approximately three miles of the property.

Real estate taxes assessed for the fiscal year ended December 31, 2013 were approximately $227,500. The amount of real estate taxes assessed was calculated by multiplying the property’s assessed value by a tax rate of approximately 7.01%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	May 19, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

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